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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               DECEMBER 11, 1995
                Date of Report (Date of Earliest Event Reported)


                               NASHUA CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


        1-5492-1                                          02-0170100
(Commission File Number)                    (I.R.S. Employer Identification No.)


44 FRANKLIN STREET, NASHUA, NEW HAMPSHIRE                  03060
(Address of Principal Executive Offices)                (Zip Code)


                                 (603) 880-2323
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)
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                                      -2-


                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5 - OTHER EVENTS

In Nashua's Quarterly Report on Form 10-Q for the period ended September 29, 1995, the Company stated that it was not in compliance with certain financial covenants in its revolving credit facility and senior note agreement and that it had obtained agreements with its lenders that they would not take any action with respect to the Company's non-compliance during a grace period which ended November 27, 1995. In Nashua's Current Report on Form 8-K dated November 28, 1995, the Company stated that the grace period was extended until December 1, 1995. As of November 30, 1995, the Company's lenders have agreed to forbear the enforcement of their rights with respect to such non-compliance for a period until December 15, 1995.

The Company continues to believe that the debt agreements will be amended in a manner that will allow the Company to be restored to compliance and that the banks will accommodate borrowing requests to meet current operating needs while the amendments remain under negotiation. However, the Company and the banks have not to date agreed upon the terms of such amendments and the banks are not obligated to extend additional loans under the Company's revolving credit facility unless and until such time as these amendments are effected.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             NASHUA CORPORATION


December 11, 1995                          By /s/ Daniel M. Junius
                                             -----------------------------
                                             Daniel M. Junius
                                             Vice President-Finance
                                             and Chief Financial Officer